Exhibit 99.2

CEC ENTERTAINMENT, INC. ANNOUNCES PRELIMINARY UNAUDITED COMPARABLE VENUE
SALES RESULTS FOR THE SECOND QUARTER AND YEAR-TO-DATE 2019
Private Placement Concurrent with Business Combination Transaction Increased to $114 Million from $100 Million
Issues Updated Investor Presentation
Reiterates Annual Guidance

IRVING, Texas - July 1, 2019 - CEC Entertainment, Inc. (“CEC” or the “Company”), a nationally recognized leader in family entertainment and dining, today announced preliminary unaudited comparable venue sales results for its second quarter and year-to-date periods ended June 30, 2019.
Second Quarter and Year-to-Date 2019 Sales Results
Comparable venue sales increased 0.4% in the second quarter of 2019 and increased 4.5% in the first half of 2019.
“We generated our fifth consecutive quarter of comparable venue sales growth due to the positive impact of the All You Can Play game packages and More Tickets initiatives and despite the estimated 1.8% negative impact from the shift of Easter and the corresponding timing of Spring Breaks in the second quarter 2019 versus the first quarter 2018. Through the first half of 2019, our comparable venue sales growth was an impressive 4.5%,” said Tom Leverton, Chief Executive Officer. “Looking ahead, we are re-affirming the annual guidance that we first laid out in April. Our team is doing a solid job of advancing the Chuck E. Cheese brand through planned initiatives while simultaneously further improving the guest experience. We continue to be pleased with the results of our venue re-imaging project and are on track to complete the targeted 60 venue remodels in the back half of this year."
As of June 30, 2019, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	516	38	554
Domestic franchised	25	61	86
International franchised	68	42	110
Total	609	141	750

During the second quarter of 2019, there were three net international franchised Chuck E. Cheese openings and one Peter Piper Pizza franchise closure.
Business Combination
On April 8, 2019 CEC and Leo Holdings, Corporation (NYSE: LHC) (“Leo”), a publicly traded special purpose acquisition company, announced that Leo and Queso Holdings, Inc. (“Queso”), the parent company of CEC, together with Queso’s controlling stockholder, an entity owned by funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”), have entered into a definitive business combination agreement.
The Boards of Directors of both Leo and Queso have unanimously approved the proposed transaction. Completion of the transaction is subject to Leo shareholder approval and other customary closing conditions.
Concurrent with the consummation of the transaction, additional investors will purchase $114 million of Leo common stock in a private placement. This reflects an incremental $14 million investment of primary capital on the same terms as other PIPE investors, the substantial majority of which is being made by a highly respected investor with a strong track record in the consumer sector. After giving effect to any redemptions by the public shareholders of Leo, the balance of the approximately $200 million in cash held in Leo Holdings' trust account, together with the $114 million in private placement proceeds, will be used to pay down indebtedness and de-leverage the Company's existing capital structure as well as pay expenses associated with the transaction.
The additional proceeds funded through the private placement reflect these investors’ strong confidence in the transaction, while lowering the proceeds necessary to meet the minimum cash requirement under the business combination agreement from 75% to 68% of cash in trust,” said Lyndon Lea, Chairman and Chief Executive Officer, Leo Holdings, Corp. “We look forward to closing the business combination transaction following the approval of our shareholders.”
Leo expects to hold a shareholder vote by the end of July 2019 and to close the business combination shortly thereafter. A record date of June 21, 2019 has been established.
CEC and Leo have issued a business update presentation that can be found at https://www.chuckecheese.com/company/investor-relations under the tab “Business Combination”. The presentation will also be furnished today to the Securities and Exchange Commission (the “SEC”) and can be viewed on the SEC’s website at www.sec.gov.
Annual Guidance
The Company is again reiterating its annual guidance that was referenced in the investor presentation related to the definitive business combination agreement with Leo, which includes the following:

•	Total revenues of $929 million;

•	Comparable venue sales growth of 4.2%;

•	Adjusted EBITDA(1) of $187 million;

•	Four net Peter Piper Pizza openings and 11 net international franchised Chuck E. Cheese openings; and

•	Capital expenditures of $95 million to $105 million.
________________

(1)
For our definition of Adjusted EBITDA, see the “Non-GAAP Financial Measures” section within this press release. The Company provides guidance on Adjusted EBITDA, but does not provide a reconciliation of such guidance to the most directly comparable financial measures because of the high variability and inherent difficulty in making accurate forecasts of some of the information excluded from Adjusted EBITDA.

About CEC Entertainment, Inc.
CEC Entertainment, Inc. is the nationally recognized leader in family dining and entertainment with both its Chuck E. Cheese and Peter Piper Pizza venues. As America's #1 place for birthdays and the place Where A Kid Can Be A Kid®, Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, play and delicious handmade pizza. With the first-of-its-kind gaming experience, All You Can Play, kids have access to play every game at Chuck E. Cheese, as many times as they want on any day, without any restrictions. Committed to providing a fun, safe environment, Chuck E. Cheese helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities, Chuck E. Cheese has donated more than $16 million to schools through its fundraising programs and supports its new national charity partner, Boys and Girls Clubs of America. Peter Piper Pizza features dining, entertainment and carryout with a neighborhood pizzeria feel and “pizza made fresh, families made happy” culture. Peter Piper Pizza takes pride in delivering quality food and fun that reconnects family and friends. With a bold design and contemporary layout, an open kitchen revealing much of their handcrafted food preparation, the latest technology and games, and beer and wine for adults, Peter Piper Pizza restaurants appeal to parents and kids alike. As of June 30, 2019, the Company and its franchisees operated a system of 609 Chuck E. Cheese’s and 141 Peter Piper Pizza venues, with locations in 47 states and 14 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                        Media Inquiries:
Jim Howell                            Liz DiTrapano, ICR
EVP & CFO                            (646) 277-1226
CEC Entertainment, Inc.                        Liz.DiTrapano@icrinc.com
(972) 258-4525
jhowell@cecentertainment.com

Raphael Gross, ICR
(203) 682-8253
Raphael.Gross@icrinc.com

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, objectives of management and expected market growth, are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	negative publicity and changes in consumer preferences;

•	our ability to successfully expand and update our current venue base;

•	our ability to successfully implement our marketing strategy;

•	our ability to compete effectively in an environment of intense competition;

•	our ability to weather economic uncertainty and changes in consumer discretionary spending;

•	increases in food, labor and other operating costs;

•	the impact of labor scheduling legislation;

•	our ability to successfully open international franchises and to operate under the United States and foreign anti-corruption laws that govern those international ventures;

•	risks related to our substantial indebtedness;

•	failure of our information technology systems to support our current and growing businesses;

•	disruptions to our commodity distribution system;

•	our dependence on third-party vendors to provide us with sufficient quantities of new entertainment-related equipment, prizes and merchandise at acceptable prices;

•	risks from product liability claims and product recalls;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	potential liability under certain state property laws;

•	fluctuations in our financial results due to new venue openings;

•	local conditions, natural disasters, terrorist attacks and other events and public health issues;

•	the seasonality of our business;

•	inadequate insurance coverage;

•	labor shortages and immigration reform;

•	loss of certain personnel;

•	our ability to protect our trademarks or other proprietary rights;

•	risks associated with owning and leasing real estate, as well as the risks from any forced venue relocation or closure;

•	our ability to successfully integrate the operations of companies we acquire;

•	impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets;

•	our failure to maintain adequate internal controls over our financial and management systems;

•
risks associated with our proposed business combination and the related business combination agreement, and following the consummation of the proposed business combination, the increased costs, and the risks, associated with being a reporting company with publicly traded equity; and

•	other risks, uncertainties and factors set forth in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 12, 2019.
The forward-looking statements made in this press release reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
Certain financial measures presented in this press release, such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is not a recognized term under accounting principles generally accepted in the United States (“GAAP”). The Company’s management believes that the presentation of this measure is appropriate to provide useful information to investors regarding its operating performance and its capacity to incur and service debt and fund capital expenditures. Further, the Company believes that Adjusted EBITDA is used by many investors, analysts and rating agencies as a measure of performance. The Company also presents Adjusted EBITDA because it is substantially similar to Credit Agreement EBITDA, a measure used in calculating financial ratios and other calculations under our debt agreements, except for excluding the annualized full year effect of Company-operated and franchised venues that were opened and closed during the year. By reporting Adjusted EBITDA, the Company provides a basis for comparison of its business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.
The Company’s definition of Adjusted EBITDA allows for the exclusion of certain non-cash and other income and expense items that are used in calculating net income from continuing operations. However, these are items that may recur, vary greatly and can be difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these items can represent the reduction of cash that could be used for other corporate purposes. This measure should not be considered as an alternative to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. This measure has important limitations as an analytical tool, and users should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, the Company relies primarily on its GAAP results and uses Adjusted EBITDA only supplementally.
Important Information About the Proposed Business Combination and Where to Find It
In connection with the proposed transaction described under “Business Combination” above (the “Business Combination”), Leo has filed with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of Leo. After the registration statement is declared effective, Leo will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. Leo’s shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus and the amendments thereto and, when available, the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials contain or will contain important information about the Company, Leo and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Leo as of a record date to be established for voting on the proposed Business Combination. Shareholders may also obtain copies of the preliminary proxy statement/prospectus and, when available, will be able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Leo Holdings, Corp., 21 Grosvenor Place, London, SW1X 7HF.
Participants in the Solicitation
Leo and its directors and executive officers may be deemed participants in the solicitation of proxies from Leo’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in Leo is contained in Leo’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Leo Holdings, Corp., 21 Grosvenor Place, London, SW1X 7HF. Additional information regarding the interests of such participants is contained in the preliminary proxy statement/prospectus and will be contained in the definitive proxy statement/prospectus for the proposed Business Combination when available.
Queso and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Leo in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus for the proposed Business Combination when available.